EXHIBIT 32

CERTIFICATIONS OF CEO AND CFO REQUIRED BY RULE 13a-14(b) OR

RULE 15d-14(b) AND SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE U. S. CODE

I certify, to the best of my knowledge, that the Annual Report on Form 10-K/A for the year ended Dec. 31, 2004 of Norfolk Southern Corporation fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of Norfolk Southern Corporation.

Signed:     /s/ Charles W. Moorman

               Charles W. Moorman

               President and Chief Executive Officer

               Norfolk Southern Corporation

Dated:      January 17, 2006

I certify, to the best of my knowledge, that the Annual Report on Form 10-K/A for the year ended Dec. 31, 2004 of Norfolk Southern Corporation fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of Norfolk Southern Corporation.

Signed:     /s/ Henry C. Wolf

               Henry C. Wolf

               Vice Chairman and Chief Financial Officer

               Norfolk Southern Corporation

Dated:   January 17, 2006